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                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333-52446) pertaining to the POZEN Inc. 2000 Equity Compensation Plan and Stock Option Plan of POZEN Inc. of our report dated January 11, 2002, with respect to the financial statements of POZEN Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                   /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
March 29, 2002